UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2018

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 900, 520-3 Avenue SW
Calgary, Alberta, Canada
T2P 0R3

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2018, Gran Tierra Energy Inc. (“Gran Tierra”) filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire and cancel one share of Special A Voting Stock, par value $0.001 per share (the “Special A Voting Stock”), and one share of Special B Voting Stock, par value $0.001 per share (the “Special B Voting Stock”), in connection the redemption by Gran Tierra of the one share of Special A Voting Stock and the one share of Special B Voting Stock in accordance with the provisions of the Certificate of Incorporation of Gran Tierra (the “Certificate of Incorporation”). The Certificate of Incorporation requires that any shares of Special A Voting Stock and Special B Voting Stock that are redeemed by Gran Tierra be retired and may not be reissued.

Effective upon filing, the Certificate of Retirement amended the Certificate of Incorporation to retire and cancel the one share of Special A Voting Stock and the one share of Special B Voting Stock that were previously issued, and eliminate from the Certificate of Incorporation all reference to the Special A Voting Stock and the Special B Voting Stock. The total number of authorized shares of the Company is now 595,000,000, such shares consisting of 570,000,000 shares designated Common Stock, par value $0.001 per share, and 25,000,000 shares designated Preferred Stock, par value $0.001 per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Retirement of Special A Voting Stock and Special B Voting Stock of Gran Tierra Energy Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2018	GRAN TIERRA ENERGY INC.

	By:	/s/ Gary S. Guidry
		Name:	Gary S. Guidry
		Title:	President & Chief Executive Officer